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                                                                EXHIBIT 10.10

                     PROMISSORY NOTE AND SECURITY AGREEMENT

$928,210.00                                November 25, 1996



         Promise to Pay. For value received, the undersigned (referred to collectively and individually in this Note as "Maker"), jointly and severally promise and agree to pay to National Applied Computer Technologies, Inc., a Utah corporation with a place of business at 382 East 720 South, Orem, Utah 84958 ("NACT"), in lawful money of the United States of America, the principal sum of Nine Hundred Twenty-Eight Thousand Two Hundred One Dollars ($928,201
 .00) plus interest from the date of this Note as provided below.

         Additional Amounts. This Note shall also encompass and govern any additional sums that the Maker may borrow from NACT in the future without need of any additional documentation, which additional sums loaned to Maker by NACT shall automatically be added to the principal amount payable hereunder and shall be subject to the same rate of interest charged hereunder and all other terms and conditions hereof.

         Interest. Interest shall accrue on the unpaid balance of this Note at a rate of Twelve percent (12%) per annum, and shall be paid as provide below. After the occurrence of any event of default, and during the continuance of the default, this Note shall bear interest at a rate of eighteen percent (18%) per annum.

         Payment. The principal and interest shall be payable in monthly installments beginning on December 2, 1996 and continuing thereafter on the 20th day of each succeeding month until all sums payable under this Note have been paid in full. The amount of each monthly installment, including principal and interest shall be equal to

         (a) six percent (6%) of Makers's combined gross billing for the immediately preceding calendar month, plus

         (b) the greater of (i) Twenty-five percent (25%) of Maker's combined net profits before taxes for the immediately preceding calendar month, or (ii) Two Thousand Five Hundred dollars ($2,500)

         For purposes of this Note, combined gross billings during a calendar month shall be calculated by dividing the carrier charges billed to Maker during the month by 75%. Net profit before taxes shall mean Gross billing less carrier usage and operating expenses.

         Financial Statements. Together with each payment under this Note, maker shall provide to NACT, a statement of operations and cash flow for the preceding calendar month, and a statement indicating how the monthly payment was calculated. All financial statements provided to NACT hereunder shall be prepared using generally accepted accounting principles consistently applied. Maker shall not change any of its accounting methods or procedures from methods and procedures used in preparing financial statements that previously have been provided to NACT.

         Application of Payments. All payments shall be applied first, to expenses incurred to





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enforce the Maker's obligations under this Note, second, to any accrued interest, and the remainder shall be applied to principal.

     Prepayment. Prepayments hereunder may be made at any time and in any amount without penalty. Any partial prepayment made under this Note shall be applied to installments due in reverse order of maturity and shall not operate to postpone, suspend the obligation to make, or alter the size of any future payment(s) due hereunder.

         Place and Manner of Payment. All payment shall be made by certified check or other form of payment acceptable to NACT and shall be delivered to NACT at the address first set out above, attn: Eric Gurr.

         Default. Each of the following shall constitute an event of default under this Note:

                 (a) Maker fails to pay any sum due under this Note in the agreed upon amount on the due date as promised in this Note, and the failure remains uncured for a period of fifteen (15) days.

                 (b) Maker fails to perform any promise made by Maker in this Note Or any other written agreement with NACT.

                 (c) Any Maker or any guarantor or person acknowledging this Note makes any false representation to NACT, or provides information that is false, or refuses to supply financial information to NACT upon NACT's request.

                 (d) Any Maker or guarantor is dissolved or liquidated, or any Maker ceases to function as a going concern or ceases to conduct its operations in the normal course of business, or makes an assignment for the benefit of its property, or any proceedings are commenced by or against Maker under any bankruptcy, insolvency, or debtor's relief law.

         Certain Rights upon Default. In the event of any default under this Note, all sums payable hereunder shall be accelerated and shall become immediately due and payable. Maker agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit or before or after judgment) that may be incurred by NACT in connection with the enforcement of any of NACT's rights under this Note, including but not limited to NACT's court costs and reasonable attorneys' fees.

         Security. As security for all of Maker's obligations under this Note, Maker hereby grants to NACT a security interest in all of its accounts receivable, inventory, equipment, capital assets and customer lists as shown on Schedule A to this Note. As further security, Maker hereby grants to NACT an assignment of its contracts with all of its customers. In the event of any default under this Note, NACT shall have the right immediately to use Maker's customer lists





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without compensation to Maker and to contact Maker's customers and obtain the customers' consent to the assignment granted hereunder and/or to enter into new agreements with the customers. Any and all sums received by NACT arising out of such agreements , less expenses incurred by NACT in connections therewith, shall be applied to this Note. NACT shall also have the right to take possession of any tangible assets given as security for this Note and to notify accounts to make payments directly to NACT. All of NACT's rights hereunder may be exercised by NACT without judicial process.

         Further Assurances. Maker agrees to do such further acts and execute and deliver such further documents and/or instruments as may be necessary or desirable to assure payment of all amounts payable under this Note, and Maker agrees to cooperate with NACT in filing any financing statement or other document reasonably deemed necessary by NACT to perfect NACT's security interest hereunder.

         Certain Waivers by Maker. Maker waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by NACT hereof without in any way affecting Maker's liability. This Note shall be fully binding upon Maker and Maker's lawful heirs, representatives, successors, and permitted assignees.

         Waiver by NACT. The acceptance of any payment after the occurrence of a default or any event giving rise to a right of acceleration shall not constitute a waiver of the right of acceleration in connection with the default or event or any subsequent default or event.

         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Utah, and the parties hereto consent to personal jurisdiction in any court in the State of Utah.

MC INTERNATIONAL                           OVERSEAS


/s/ Brian M. Miller                        /s/ Brian M. Miller
____________________________________       ___________________________________
Name:  Brian M. Miller                     Name:  Brian M. Miller
Title: Vice President of Operations        Title: Vice President of Operations

         The undersigned represent and warrant that they are familiar with the operations of the makers of this Note, that the accounts being handled by Lender under the Maker's names are accounts of the makers, and that the security interest granted under this Note is valid and binding with respect to such accounts and the other assets identified herein.

/s/ Larry F. Gehl      12/2/96             /s/ Elia Tasca         12/2/96
______________________________             ______________________________
Larry Gehl                Date             Elia Tasca                Date

/s/ Brian M. Miller    12/2/96
______________________________
Brian Miller              Date